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   FRANKLIN BANCORPORATION, INC.

   EXHIBIT 11


   COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE:

   (DOLLARS IN THOUSANDS - EXCEPT PER SHARE DATA)




                                                             FOR THE THREE MONTH PERIOD          FOR THE SIX MONTH PERIOD
                                                                     ENDED JUNE 30,                    ENDED JUNE 30,
                                                                1996             1995               1996            1995
                                                                ----             ----               ----            ----
   Net earnings                                              $    1,052         $      847      $     2,016     $    1,574

   Primary earnings (A)                                           1,052                847            2,016          1,574

   Fully diluted earnings (B)                                     1,052                847            2,016          1,574

   Weighted average shares outstanding                        6,326,039          6,245,057        6,321,966      5,931,708


   Dilutive common stock equivalents for primary
    earnings per share                                          274,189            202,631          275,341        159,113
                                                              ---------         ----------      -----------      ---------


   Weighted average shares and common equivalent shares
    outstanding for primary earnings per share (C)            6,600,228          6,447,688        6,597,307      6,090,821


   Equivalent shares assuming full dilution                     279,329            204,058          278,773        194,684
                                                              ---------         ----------      -----------      ----------

   Weighted average shares and common equivalent
   shares  outstanding for fully diluted earnings
   per share (D)                                              6,605,368          6,449,115        6,600,739      6,126,392


   Earnings per share

   Primary (A)/(C)                                           $     0.16         $     0.13      $      0.31     $     0.26

   Fully diluted (B)/(D)                                     $     0.16         $     0.13      $      0.31     $     0.26





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